Exhibit 1.2

Pricing Agreement

BANC OF AMERICA SECURITIES LLC,

GOLDMAN, SACHS & CO.,

J.P. MORGAN SECURITIES INC.,

WACHOVIA CAPITAL MARKETS, LLC,

MORGAN STANLEY & CO. INCORPORATED,

SUNTRUST CAPITAL MARKETS, INC.,

WEDBUSH MORGAN SECURITIES INC.,

c/o Banc of America Securities LLC,

9 West 57th Street,

New York, New York 10019.

August 16, 2005

Ladies and Gentlemen:

Knight-Ridder, Inc., a Florida corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 16, 2005 (the “Underwriting Agreement”), between the Company on the one hand and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated, SunTrust Capital Markets, Inc. and Wedbush Morgan Securities Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Registration Statement herein and in the provisions of the Underwriting Agreement so incorporated by reference shall mean the registration statement on Form S-3 (File No. 333-64286), effective on July 10, 2001. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

KNIGHT-RIDDER, INC.

By:	/s/ Alice Wang
Name: Alice Wang
Title: Vice President/Corporate Development and Treasurer

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC
MORGAN STANLEY & CO. INCORPORATED
SUNTRUST CAPITAL MARKETS, INC.
WEDBUSH MORGAN SECURITIES INC.

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

By: GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By: J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ John Hines
Name: John Hines
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Banc of America Securities LLC	$80,000,000
Goldman, Sachs & Co.	$80,000,000
J.P. Morgan Securities Inc.	$80,000,000
Wachovia Capital Markets, LLC	$80,000,000
Morgan Stanley & Co. Incorporated	$40,000,000
SunTrust Capital Markets, Inc.	$20,000,000
Wedbush Morgan Securities Inc.	$20,000,000

Total	$400,000,000

SCHEDULE II

Title of Designated Securities:

5.750% Notes due 2017

Aggregate principal amount:

$400,000,000

Price to Public:

99.500% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 19, 2005

Purchase Price by Underwriters:

98.825% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 19, 2005

Specified funds for payment of purchase price:

Immediately available funds

Indenture:

Indenture, dated as of November 4, 1997, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as original Trustee, as supplemented as of June 1, 2001 and November 1, 2004, and the Third Supplemental Indenture, dated as of August 16, 2005, between the Company, JPMorgan Chase Bank, N.A., as original Trustee, and The Bank of New York Trust Company, N.A. (formerly known as The Bank of New York), as series Trustee with respect to the Designated Securities.

Maturity:

September 1, 2017

Interest Rate:

5.750%

Interest Payment Dates:

Payable semi-annually in arrears on March 1 and September 1 of each year commencing March 1, 2006

Redemption Provisions:

The Designated Securities will be redeemable, in whole or in part, at the option of the Company at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Designated Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the redemption date. The redemption price is calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate”, which is to be determined on the third Business Day preceding the redemption date, means (i) the arithmetic mean of the yields under the heading “Week Ending” published in the Statistical Release most recently published prior to the date of determination under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed plus (ii) 0.25%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal will be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Designated Securities, then such other reasonably comparable index which shall be designated by the Company.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Designated Securities to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Designated Securities or portions thereof called for redemption.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

The provisions of Article Thirteen of the Indenture relating to defeasance and covenant defeasance shall apply to the Designated Securities.

Time of Delivery:

August 19, 2005

Closing location for delivery of Designated Securities:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

Names and addresses of Representatives:

Designated Representatives:	Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

Wachovia Capital Markets, LLC

Addresses for Notices, etc.:	Banc of America Securities LLC
40 West 57th Street
NY1-040-27-01
New York, New York 10019
Attention: High Grade Transaction Management/Legal

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Registration Department
Facsimile: (212) 902-3000

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attention: High Grade Syndicate Desk–8th Floor
Facsimile: (212) 834-6081

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288
Attention: High Grade Syndicate Desk–7th Floor